Exhibit 3.8

Corporations Section P.O. Box 13697 Austin, Texas 78711-3697		Gwyn Shea Secretary of State
Office of the Secretary of State

October 01, 2002

Corporation Service Company
One Commodore Plaza, 800 Brazos, Suite 750
Austin, TX 78701 USA

RE: MOBILE STORAGE GROUP (TEXAS), L.P.
File Number: 800128190
File Date: 09/30/2002
Effective: 09/30/2002

It has been our pleasure to file the certificate of limited partnership for the referenced limited partnership. This letter evidences the filing of the certificate as of the filing date or the effective date if noted.

Limited partnerships do not file annual reports with the Secretary of State, but do file a report not more often than once every four years as requested by the Secretary. It is important for the partnership to continuously maintain a registered agent and office in Texas as this is the address to which the Secretary of State will send a request to file a periodic report. Failure to file a report when requested may result in cancellation of the certificate of limited partnership.

If we can be of further service at any time, please let us know.

Sincerely,

Corporations Section
Statutory Filings Division
(512) 463-5555

Enclosure

Come visit us on the internet at http://www.sos.state.tx.us/
PHONE(512) 463-5555	FAX(512) 463-5709	TTY7-1-1
Prepared by: Leila Wurst

Corporations Section P.O. Box 13697 Austin, Texas 78711-3697		Gwyn Shea Secretary of State
Office of the Secretary of State

CERTIFICATE OF FILING OF

MOBILE STORAGE GROUP (TEXAS), L.P. Filing Number: 800128190

The undersigned, as Secretary of State of Texas, hereby certifies that a certificate of limited partnership for the above named limited partnership has been received in this office and filed as provided by law on the date shown below.

Accordingly, the undersigned, as Secretary of State hereby issues this Certificate evidencing the filing in this office.
Dated: 09/30/2002

Effective: 09/30/2002

Gwyn Shea Secretary of State

Come visit us on the internet at http://www.sos.state.tx.us/
PHONE(512) 463-5555	FAX(512) 463-5709	TTY7-1-1
Prepared by: Leila Wurst

Form 207 (revised 5/01) Return in Duplicate to: Secretary of State P.O. Box 13697 Austin, TX 78711-3697 FAX: 512/463-5709 Filing Fee: $750	Certificate of Limited Partnership Pursuant to Article 6132a-1	This space reserved for office use. FILED In the Office of the Secretary of State of Texas SEP 30 2002 Corporations Section

1. Name of Limited Partnership
The name of the limited partnership is as set forth below:

MOBILE STORAGE GROUP (TEXAS), L.P.

The name must contain the words “Limited Partnership,” or “Limited,” or the abbreviation “L.P.,” or “Ltd.” as the last words or letters of its name. The name must not be the same as, deceptively similar to or similar to that of an existing corporate, limited liability company, or limited partnership name on file with the secretary of state. A preliminary check for “name availability” is recommended.

2. Principal Office
The address of the principal office in the United States where records of the partnership are to be kept or made available is set forth below:

Address: 7590 NORTH GLENOAKS BOULEVARD

City	State	Zip Code	Country
BURBANK	CA	91504	USA

3. Registered Agent and Registered Office (Select and complete either A or B, then complete C.)
☐ A. The initial registered agent is a corporation by the name set forth below:
OR
☒ B. The initial registered agent is an individual resident of the state whose name is set forth below:
First Name	Middle Initial	Last Name	Suffix
ROBERT		DUVEN

C. The business address of the registered agent and the registered office address is:

Street Address	City		Zip Code
2900 EAST AIRPORT WAY	IRVING	TX	75062

4. General Partner Information
The name, mailing address, and the street address of the business or residence of each general partner is as follows:
General Partner 1
Legal Entity: The general partner is a legal entity named:
MOBILE STORAGE GROUP, INC.
Individual: The general partner is an individual whose name is set forth below:

First Name	M.I.	Last Name	Suffix

MAILING ADDRESS OF GENERAL PARTNER 1

Mailing Address	City	State	Zip Code

P.O. BOX 10999	BURBANK	CA	91510-0999

STREET ADDRESS OF GENERAL PARTNER 1

Street Address	City	State	Zip Code

7590 NORTH GLENOAKS BLVD.	BURBANK	CA	91504
General Partner 2
Legal Entity: The general partner is a legal entity named:

Individual: The general partner is an individual whose name is set forth below:

Partner 2–First Name	M.I.	Last Name	Suffix

MAILING ADDRESS OF GENERAL PARTNER 2

Mailing Address	City	State	Zip Code

STREET ADDRESS OF GENERAL PARTNER 2

Street Address	City	State	Zip Code

5 – Supplemental Information
Text Area:

[The attached addendum are incorporated herein by reference.]

Effective date of Filing
☒ A. This document will become effective when the document is filed by the secretary of state.

OR

☐ B. This document will become effective at a later date, which is not more than ninety (90) days from the date of its filing by the secretary of state. The delayed effective date is _____
Execution
The undersigned sign this document subject to the penalties imposed by law for the submission of a false or fraudulent document.

Name	Name
MOBILE STORAGE GROUP, INC.
By:

RONALD F. VALENTA, PRESIDENT AND CHIEF EXECUTIVE OFFICER
Signature of General Partner 1	Signature of General Partner 2